UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
March 17, 2006
Date of Report (Date of earliest event reported)

SPECTRUM PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation)	000-28782 (Commission File Number)	93-0979187 (IRS Employer Identification Number)

157 Technology Drive Irvine, California (Address of principal executive offices)		92618 (Zip Code)
(949) 788-6700
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement
     On March 17, 2006, Spectrum Pharmaceuticals, Inc. (the “Company”) entered into an asset purchase agreement (the “Purchase Agreement”), by and among the Company, Targent Inc. (“Targent”) and certain stockholders of Targent (the “Stockholders”), pursuant to which the Company will acquire all of the oncology drug product assets of Targent. Other than in respect of the Purchase Agreement, there are no material relationships between the Company, on the one hand, and Targent and the Stockholders, on the other hand. In exchange for the acquired assets of Targent, the Company has agreed to issue to Targent, or its stockholders, an aggregate amount of 600,000 shares of the Company’s common stock at closing, as defined in the Purchase Agreement (the “Closing”). In addition, Targent is eligible to receive payments, in the form of the Company’s common stock and/or cash, upon achievement of certain regulatory and sales milestones, if any. At the option of the Company, any amounts due in cash under the Purchase Agreement may be paid by issuing shares of the Company’s common stock having a value, determined as provided in the Purchase Agreement, equal to the cash payment amount.
     The Company has made customary representations and warranties and covenants in the Purchase Agreement. In addition, pursuant to the terms of the Purchase Agreement, each party has agreed to indemnify the other for an agreed upon period following the acquisition for damages arising from, among other things, such party’s breach of its representations, warranties or covenants under the Purchase Agreement, subject to the limitations contained in the Purchase Agreement. The Closing is subject to a number of conditions, including the unanimous approval of Targent’s stockholders and other customary conditions.
     Concurrently with the issuance of the shares at Closing, the Company will enter into a registration rights agreement with Targent, which requires the Company to file a registration statement covering the resale of one-third of all shares issued to Targent pursuant to the Purchase Agreement.
     The foregoing description of the Purchase Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the press release attached as Exhibit 99.1 hereto, and incorporated herein by reference.
     In connection with the Purchase Agreement, the Company also entered into a voting agreement (the “Voting Agreement”), dated March 17, 2006, by and among the Company and certain stockholders of Targent (the “Voting Agreement Stockholders”), which provides that the Voting Agreement Stockholders will vote all of the shares of Targent’s voting stock that they own in favor of the Purchase Agreement and the transactions contemplated therein.
     The foregoing description of the Voting Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the press release attached as Exhibit 99.1 hereto, and incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
     Pursuant to the terms of the Purchase Agreement, the Company will issue, upon Closing, an aggregate amount of 600,000 shares of the Company’s common stock. Upon the completion of certain milestones contained in the Purchase Agreement, the Company will issue up to an aggregate amount of 650,000 additional shares of the Company’s common stock, and may issue additional shares of common stock in lieu of cash payments. Such shares will be issued without registration in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, based in part upon the following: the issuance does not involve any public offering; we made no solicitation in connection with this transaction, other than communication with Targent and its stockholders; we obtained representations from Targent and its stockholders regarding its and their investment intent, experience and sophistication; Targent has received or had access to adequate information about Spectrum in order to make an informed investment decision; Targent and its stockholders have represented that they are each an “accredited investor” within the meaning of Rule 501 of Regulation D under the Act; Spectrum reasonably believes that Targent and its stockholders are sophisticated within the meaning of Section 4(2) of the Act; and the common stock will be issued with restricted securities legends. No underwriting discounts or commissions will be paid in conjunction with the issuance.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits

Exhibits:	Description of Document
99.1	Press Release dated March 20, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 17, 2006

SPECTRUM PHARMACEUTICALS, INC.
By:	/s/ Shyam Kumaria
	Name:	Shyam Kumaria
	Title:	V.P. Finance

EXHIBIT INDEX

Exhibits:	Description of Document
99.1	Press Release dated March 20, 2006.